UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2019

ARMADA HOFFLER PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35908	46-1214914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Central Park Avenue, Suite 2100
Virginia Beach, Virginia	23462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AHH	New York Stock Exchange

6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	AHHPrA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On August 5, 2019, Armada Hoffler Properties, Inc. (the “Company”) and Armada Hoffler, L.P. (the “Operating Partnership”) entered into amendments (the “Amendments”) to their separate ATM Equity OfferingSM Sales Agreements, each dated February 26, 2018 (as amended, the “Sales Agreements”), with each of BofA Securities, Inc. (an assignee of certain rights and obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated), Robert W. Baird & Co. Incorporated and Jefferies LLC (collectively, the “Sales Agents”), related to the Company’s existing at-the-market continuous equity offering program (the “Program”). The Amendments, among other things, increased the aggregate offering price of shares of the Company’s common stock, $0.01 par value per share, under the Program from $125.0 million to $180.7 million (the “Shares”). Prior to the date of the Amendments, the Company had already sold Shares having an aggregate offering price of $105.7 million, resulting in Shares having an aggregate offering price of $75.0 million remaining available for sale pursuant to the terms of the Sales Agreements. In connection with the Amendments, the Company filed a prospectus supplement, dated August 5, 2019, to the base prospectus, dated May 5, 2017, relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-216795), as amended by Amendment No. 1 thereto, covering the offer and sale of Shares with an aggregate offering price of up to $75.0 million, which consists of $19.3 million remaining available under the Program prior to the Amendments and $55.7 million pursuant to the increase following the Amendments.

The actual sale of Shares under the Program will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Company’s common stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company. Sales of the Shares under the Sales Agreements may be made in transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker or through an electronic communications network. The Company or any of the Sales Agents may at any time suspend the offering or terminate the Sales Agreements pursuant to the terms of the Sales Agreements.

The Company intends to contribute the net proceeds from the sale of Shares under the Program to the Operating Partnership in exchange for units of limited partnership interest in the Operating Partnership. The Operating Partnership intends to use any net proceeds from the sale of Shares under the Sales Agreements to fund development or redevelopment activities, fund potential acquisition or other investment opportunities, including mezzanine loans, repay indebtedness, including amounts outstanding under its unsecured revolving credit facility, or for general corporate purposes.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Copies of the Amendments are filed as Exhibits 1.1, 1.2 and 1.3 to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendments filed as exhibits to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Amendment No. 1 to ATM Equity OfferingSM Sales Agreement, dated August 5, 2019, by and among Armada Hoffler Properties, Inc., Armada Hoffler, L.P. and BofA Securities, Inc.
1.2	Amendment No. 1 to ATM Equity OfferingSM Sales Agreement, dated August 5, 2019, by and among Armada Hoffler Properties, Inc., Armada Hoffler, L.P. and Robert W. Baird & Co. Incorporated.
1.3	Amendment No. 1 to ATM Equity OfferingSM Sales Agreement, dated August 5, 2019, by and among Armada Hoffler Properties, Inc., Armada Hoffler, L.P. and Jefferies LLC.
5.1	Opinion of Morrison & Foerster LLP regarding the legality of shares.
8.1	Opinion of Morrison & Foerster LLP regarding tax matters.
23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).
23.2	Consent of Morrison & Foerster LLP (included in Exhibit 8.1).
104	Cover Page formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMADA HOFFLER PROPERTIES, INC.

Dated: August 5, 2019	By:	/s/ Michael P. O’Hara
Michael P. O’Hara
Chief Financial Officer, Treasurer and Corporate Secretary